Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in Registration Statement Nos. 333-12279, 333-37545, 333- 61181, 333-30342, 333- 74010, 333-106961, 333-140985, 333-169848, 333-207863, 333-250959, 333-260785 and 333-271742, on Form S-8 of our reports dated April 1, 2024, relating to the financial statements of Tucows Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in this Annual Report on Form 10-K, for the year ended December 31, 2023.

/s/ Deloitte LLP

Chartered Professional Accountants
Licensed Public Accountants
Toronto, Canada
April 1, 2024